Exhibit 4.1
EXECUTION COPY
SECOND SUPPLEMENTAL INDENTURE
     This SECOND SUPPLEMENTAL INDENTURE, dated as of October 1, 2007 (this “Instrument” or this “Second Supplemental Indenture”), is among MYLAN LABORATORIES INC., a Pennsylvania corporation (the “Company”), the Subsidiaries of the Company listed on the signature page hereto (collectively, the “Guarantors”) and The Bank of New York, as trustee under the Indenture referred to herein (the “Trustee”).
RECITALS
     WHEREAS, the Company, the Guarantors and the Trustee are parties to that certain Indenture, dated as of July 21, 2005, as supplemented by the First Supplemental Indenture, dated as of May 31, 2007 (as supplemented, the “Indenture”), pursuant to which the Company has issued its 5.750% Senior Notes due 2010 and 6.375% Senior Notes due 2015 (collectively, the “Notes”); and
     WHEREAS, Section 8.02 of the Indenture provides, among other things, that the Indenture may be amended with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes of each series affected by such amendment; and
     WHEREAS, pursuant to Section 8.02 of the Indenture, the Company, the Guarantors and the Trustee are entering into this Instrument to effect the amendments to the Indenture provided for in the Proposed Amendments (as defined below) in respect of each series of Notes; and
     WHEREAS, the Board of Directors of the Company has authorized the Company to approve the amendments to the Indenture set forth in Article 2 hereof (the “Proposed Amendments”); and
     WHEREAS, pursuant to its offer to purchase and consent solicitation statement dated August 31, 2007 (the “Statement”), the Company commenced tender offers (with respect to the Notes for each series, a “Tender Offer”) for any and all of the outstanding Notes for each series issued under the Indenture and solicited the consents (with respect to the Notes for any series, a “Consent Solicitation”, and, together with the Tender Offer with respect to the Notes for such series, an “Offer”) of the Holders of the Notes for such series to the Proposed Amendments and waiver of any defaults under the Indenture; and
     WHEREAS, the Holders of a majority in aggregate principal amount of the outstanding Notes for each series, other than Notes owned by the Company or any of its affiliates, have duly consented to the Proposed Amendments as applicable to their respective series of Notes; and
     WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee an Opinion of Counsel and Officer’s

Certificate in compliance with and to the effect set forth in Section 8.06 of the Indenture with respect to this Instrument; and
     WHEREAS, the Company and the Guarantors have agreed to execute this Instrument with respect to each series of Notes; and
     WHEREAS, Section 8.02 of the Indenture provides, for purposes of the rights and obligations of the parties thereto and the Holders under the Indenture only, that the Holders of Notes shall be bound, except as otherwise expressed herein, by this Instrument once this Instrument becomes effective; and
     WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, the Guarantors and the Trustee necessary to make this Instrument a valid instrument legally binding on the Company and the Guarantors, in accordance with its terms, have been duly done and performed; and
WHEREAS, the Company hereby requests that the Trustee execute and deliver this Instrument.
     NOW, THEREFORE, in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE 1
Supplement and Effectiveness
     SECTION 1.01. Supplement. This Instrument relates to and affects the Notes, is supplemental to the Indenture and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.
     SECTION 1.02. Effectiveness. This Instrument is effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee; provided, however, that (i) the Company will continue to comply with and be subject to the provisions of the Indenture amended by Article 2 of this Instrument (as such provisions exist in the Indenture prior to the effectiveness of this Instrument) with respect to the Notes for any series unless and until the Company delivers to the Trustee a Notice of Amendment substantially in the form of Annex A hereto with respect to such series, whereupon the Proposed Amendments shall become effective with respect to such series as of the date and time specified in such Notice of Amendment (the “Amendment Time” with respect to such series) and (ii) if within ten Business Days following the date on which the Amendment Time occurs with respect to the Notes of any series the Company (or its successor) does not accept for payment the validly tendered Notes for such series pursuant to the applicable Offer in accordance with the terms and conditions of the Offer to Purchase, then this Instrument shall automatically become null and void ab initio with respect to such series. If the Offer with respect to the Notes for any series is terminated prior to acceptance of the Notes for such series, this Instrument shall automatically become null and void ab initio with respect to such series.
ARTICLE 2
Amendments and Waivers
     SECTION 2.01. Deletion of Certain Covenants. As of the Amendment Time with respect to the Notes for any series, each of the following sections of the Indenture (collectively, the “Indenture Designated Provisions”) hereby ceases to be in effect for purposes of such series, subject to the requirements of the TIA:
     SECTION 4.05. Payment of Taxes and Other Claims.
     SECTION 4.06. Restrictions on Secured Debt.
     SECTION 4.07. Restrictions on Sale Leaseback Transactions.
     SECTION 4.08. Limitation on Restricted Payments.
     SECTION 4.09. Limitations on Designation of Unrestricted Subsidiaries.
     SECTION 4.10. Additional Guarantees.
     SECTION 4.11. Reports to Holders.
     SECTION 5.01. Consolidation, Merger and Sale of Assets.
     SECTION 2.02. Modification of Certain Provisions. As of the Amendment Time with respect to the Notes for any series, Section 6.01 of the Indenture is hereby amended and restated in its entirety as follows for purposes of such series:
“SECTION 6.01. Events of Default.
     The following events shall be “Events of Default” (it being understood that any of the Events of Default listed in clauses (1) through (4) that only relates to the 2010 Notes or the 2015 Notes shall not constitute an Event of Default with respect to the unaffected series of Notes):
     (1) a failure to pay interest upon the 2010 Notes or 2015 Notes, as the case may be, that continues for a period of 30 days after payment is due;
     (2) a failure to pay the principal or premium, if any, on the 2010 Notes or the 2015 Notes, as the case may be, when due upon maturity, redemption, acceleration or otherwise;
     (3) a failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 4.12;
     (4) [Intentionally Omitted]
     (5) [Intentionally Omitted]

     (6) [Intentionally Omitted]
     (7) [Intentionally Omitted]
     (8) [Intentionally Omitted]
     (9) [Intentionally Omitted]
     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.”
     SECTION 2.03. Deletion of Certain Definitions. As of the Amendment Time with respect to the Notes for any series, notwithstanding any provision in the Indenture to the contrary, the definition in the Indenture of each capitalized term that occurs only within the Indenture Designated Provisions as in effect prior to the execution of this Instrument shall be of no further force or effect for such series.
ARTICLE 3
General Provisions
     SECTION 3.01. Ratification of Indenture; First Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Instrument shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
     SECTION 3.02. Indenture Remains in Full Force and Effect. This Instrument is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
     SECTION 3.03. Trustee Not Responsible for Recitals. The recitals and statements contained herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible for and makes no representation as to the validity or sufficiency of this Instrument, except that the Trustee represents and warrants that it has duly authorized, executed and delivered this Instrument.
     SECTION 3.04. Governing Law. This Instrument shall be governed by and construed in accordance with the laws of the State of New York.
     SECTION 3.05. Definitions. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

     SECTION 3.06. Counterparts. This Instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.
     SECTION 3.07. Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
[Signature page follows.]

        IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.

TRUST INTERNATIONAL MANAGEMENT (T.I.M.) BV, as Corporate Managing Director of EURO MYLAN B.V.

By:
/s/ Stefan Boermans

	Name:	Stefan Boermans
	Title:	Attorney in Fact A

By:
/s/ Christiaan Mol

	Name:	Christiaan Mol
	Title:	Attorney in Fact B

MYLAN LABORATORIES INC.

By:
/s/ Edward J. Borkowski

	Name:	Edward J. Borkowski
	Title:	Chief Financial Officer

MYLAN HOLDING INC.
MYLAN INC.
MYLAN TECHNOLOGIES INC.
MYLAN INTERNATIONAL HOLDINGS, INC.
MYLAN CARIBE, INC.
UDL LABORATORIES, INC.
BERTEK INTERNATIONAL, INC.

By:
/s/ Edward J. Borkowski

	Name:	Edward J. Borkowski
	Title:	Vice President

MLRE LLC,

By:
/s/ Edward J. Borkowski

	Name:	Edward J. Borkowski
	Title:	Manager

MP AIR INC.,

By:
/s/ Edward J. Borkowski

	Name:	Edward J. Borkowski
	Title:	President

MYLAN PHARMACEUTICALS INC.
MYLAN BERTEK
PHARMACEUTICALS, INC.

By:
/s/ Edward J. Borkowski

	Name:	Edward J. Borkowski
	Title:	Executive Vice President

THE BANK OF NEW YORK, as Trustee,

By:
/s/ Mary LaGumina

	Name:	Mary LaGumina
	Title:	Vice President

ANNEX A
Notice of Amendment
pursuant to
the Second Supplemental Indenture, dated as of October 1, 2007, among the Company, the Guarantors and the Trustee
[Date]
     NOTICE IS HEREBY GIVEN that the Proposed Amendments are to become effective with respect to the series of Notes listed in Schedule I hereto pursuant to the Second Supplemental Indenture, dated as of October 1, 2007 (the “Second Supplemental Indenture”), among the Company, the Guarantors and The Bank of New York, as trustee, as of the Effective Time (as defined herein).
     The “Effective Time” is                     , New York City time, on                     , ___.
     Terms used but not defined in this Notice of Amendment shall have the meanings ascribed to them in the Second Supplemental Indenture.

MYLAN LABORATORIES INC.

by

Name:
Title:

SCHEDULE I
to
Notice of Amendment